CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-174672, 333-100458, 333-125443, 333-143458, and 333-151512 on Form S-8 of our reports dated February 20, 2015, relating to the consolidated financial statements of Red Robin Gourmet Burgers, Inc., and the effectiveness of Red Robin Gourmet Burgers, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Red Robin Gourmet Burgers, Inc. for the year ended December 28, 2014.
/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
February 20, 2015.